  Database Licensing Agreement between COMMUNICATE NOW.COM, INC. and JCL Assoc.

State of Texas
County of Bell
United States of America

                 SOFTWARE DEVELOPMENT AND DISTRIBUTION AGREEMENT

     This Agreement is made on May 26d1, 2000, by and between CommunicateNow.com
Inc, 2015 Birdcreek Terrace,  Suite 102, Temple, TX 76502 (hereinafter  referred to as "Owner") and JCL Associates Inc., 6200 Savoy Drive,  Suite 1200,  Houston,
TX 77036 (hereinafter referred to as "Developer").

     In consideration of the premises and of the mutual covenants and agreements contained in .this Agreement,  CommunicateNow.com Inc, and JCL Associated Inc. (
collectively, hereinafter referred to as the "Parties")hereby agrees fol1qws:,

A. "Owner" agrees to purchase the computer equipment  listed in  Exhibit II A II
    (hereinafter known as the "Equipment").  "Developer" agrees the  "Equipment"
     will support the software developed by "Developer".

B.  The "Parties" wish to develop a software  applications package to  be run on the "Equipment" for use in business establishments.

C.  Both "Parties" have services, monies,  knowledge,  expertise,  and equipment that is  necessary to combine  their efforts to  develop a  useful  software program for businesses and, therefore, the "Parties" agree  to the following terms:

                                 I. DEFINITIONS

     1.01 "Product(s)" is defined as any merchandise the "Owner" will market and sale.

     1.02 The term "business establishment" includes, but is not limited to, any prospective  customer of the "Owner" who leases or purchases a "Product(s)"  for use in a business  for the  purpose of  advertising,  keeping  inventory  , cost
control,   expenses,   accounts  receivable,   or  other  data  base  management
information that may be the subject of the software program  contemplated by the
"Parties".

     1.03 "Software" is defined as the computer  applications program that is to be written by the "Developer" or "Parties".

     1.04  "Hardware" is defined as any and all computer  equipment,  including, but not limited to, the equipment described in Exhibit II A II that is necessary to produce,  market,  sell, or use the computer  software program in conjunction with the  business  model  listed in Exhibit  "D",  which is the subject of this
Agreement.

               II. SCOPE OF AGREEMENT AND LIMITATIONS OF AUTHORITY

     2.01 The purpose of this  Agreement  is to allow the.  "Parties" to combine their  resources  and  talents  to produce a software  application  program  for business  establishments.  It  is  contemplated  in  this  Agreement  that  both
"Parties" shall contribute the time,  money,  services and equipment that may be necessary to produce the software program, as described on Exhibit "C".

     2.02 Neither  party has  authority for and on behalf of the other except as provided for in this Agreement. No other authority, power, partnership,  use, or rights are granted or implied.

     2.03 Neither party may make,  revise,  alter, or otherwise diverge from the terms,  conditions,  or policies  that are subject to this  Agreement  without a written amendment to this Agreement that is duly executed bye the"Parties"

     2.04 Neither party may incur any debt, obligation; expense, or liability of any kind against the other without the other's express written approval.

     2.05 Both "Parties"  agree to comply with all local,  state,  federal,  and international laws and regulations  applicable to the transactions  contemplated in this Agreement.

     2.06 Both "Parties"  expressly  recognize that they are not  responsible or liable for any  misrepresentations,  errors,  omissions of any kind, negligence, carelessness,  or other problems or disputes that through the fault of the other party may arise during the terms of this  Agreement.  Accordingly,  in the event such a dispute or otherwise  arises,  the party  through whose error or omission the dispute  arose,  agrees to indemnify the other party and pay for any and all costs of  defending  the  action  that may  arise  as a result  of the  dispute, including, but not limited to, attorney's fees.

     2.07 Both "Parties" agree to maintain  records and insurance  applicable to the business subject to this Agreement.

                           III. TERMS OF THE AGREEMENT

     3.01  The term of this  Agreement  shall  be one  year  from the date  this instrument is executed by the"Parties".

     3.02 If,  after  the  term of the  Agreement  has  expired,  the  "Parties"
continue to do business together as if this Agreement were still in effect,  the
Agreement  shall be  renewed  and  shall  continue  in  effect  until one of the
"Parties"  notifies the other in writing of the  termination of this  Agreement.
Any such termination letter must give 30 days' notice to the other party.

     3.03  Termination may be by agreement,  on 30 days' written notice pursuant to  provision  3.02  above,  or may occur  immediately  upon the  breach of this
Agreement by one of the "Parties".

A breach of this Agreement includes,  but is not limited to,  a violation of the policies and rules by one of the "Parties",  breach of the noncompetition clause of this Agreement,  the making of a misrepresentation  or false statement by one of the "Parties", nonperformance of the party's duties, death of a party, or the occurrence of a conflict of interest between the "Parties".

     3.04 Duties.  "Owner"  hereby agrees to supply to  "Developer"  any and all necessary hardware required, as listed in Exhibit " A ", to develop the software
program   contemplated  under  this  Agreement,   including,   but  not  limited
to,.database(s) and other third party software required..

     Once the software  program is developed and acceptable to the "Owner",  and
"Owner" has provided  compensation  to  "Developer"  as outlined in Exhibit "B",
"Developer" agrees the "Owner" retains exclusive ownership. "Owner" is given the right to market  "Product(s)"  in any  geographic  territory , method and manner that the "Owner" sees fit.

     "Developer" will write and prepare the software  program and  documentation necessary to support the program, and will be available for consultation explain the operation and Use of the program to "Owner".  "Developer"  will be available for  demonstrations  of the  program  and will ;  provide  technical  support as outlined in Exhibit "C".  "Developer"  will be  responsible  for  providing  and writing any and all updates,  changes,  or modifications to the software program if the same becomes  necessary as outlined in Exhibit "C".  "Owner" will provide to the "Developer",  in writing,  any additional  specifications not outlined in this agreement. "Developer" will charge the hourly rate specified in Exhibit "B"
for development and implementation of these additional items.

     The  "Parties"  agree to devote  their time,  energy and  attention  to the duties  specified in this Agreement in order to complete the software program as scheduled in Exhibit "B". The "Parties" agree to provide  prompt,  courteous and professional  efforts to promote the  development  and technical  support of the software program.

     The  "Parties"  agree  to  refrain  from  doing  any act that  would  hurt, prejudice or impair the sale or development of the software  program  subject to this Agreement.

                                IV. COMPENSATION

     4.01 "Owner" agrees to pay "Developer" in accordance with Exhibit "B".

                          V .NONCOMPETITION PROVISIONS

     5.01  The  "Parties"  hereto  agree  that  the  covenants,  agreements  and restrictions  (hereinafter  "this  covenant")  contained herein are necessary to protect the business  goodwill,  business  interests and  proprietary  rights of
CommunicateNow.com  Inc.  and  that  the  "Parties"  hereto  have  independently discussed,  reviewed and had the  opportunity  of legal counsel to consider this agreement and now hereby agree and stipulate to the following:

     A. "This covenant" is an integral part of an enforceable agreement, and the covenants  contained herein were made at the time this Agreement was consummated by the "Parties" hereto.

     B. This covenant is fair and reasonable in its:

         1. Geographical area;

         2. Length of time; and

         3. Scope of activity being restrained.

     5.02 The "Parties"  expressly agree that while this Agreement is in effect, and for a  period  of  three  years  following  termination  of this  Agreement,
"Developer"  will  neither  directly  nor  ,  indirectly  an  employee,   agent,
proprietor,  partner, broker, stockbroker, heir stockholder,  officer, director, or otherwise  divulge  trade secrets to any person or to any business that would compete  directly or indirectly with "Owners"  business without prior consent of
"Owner".

     The  agreements  contained in this section shall be construed as agreements independent of any other provisions of this Agreement,  and the existence of any claim or cause of action of one of the  "Parties"  against  the  other,  whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the "Parties" of the agreements contained in this section.

     5.03 Neither party shall, for a period of three years immediately following the  tem1ination  of  this  Agreement,  regardless  of  the  party  causing  the tem1ination of this  Agreement,  either directly or indirectly make known to any person,  firm,  or  corporation  the names and addresses of any of the customers subject to this Agreement or call on, solicit,  or take away, or attempt to call on,  solicit,  or  take  away  any of the  customers  of the  "Parties"  of this
Agreement.

                    VI. GENERAL AND ADMINISTRATIVE PROVISIONS

     6.01 "Parties" Bound. This Agreement shall be binding upon and inure to the benefit of the "Parties" and their respective heirs, executors,  administrators, legal representatives, successors, and assigns.

     6.02  Assignment.  Neither party shall have the right to transfer or assign their interests in this Agreement without the prior written consent of the other party .

     6.03  Corporate  Authority  .If any party is a legal  entity  (partnership, corporation  and/or  trust),  that  party  represents  to the  other  that  this
Agreement, the transaction contemplated in this Agreement, and the execution and delivery  of  this  Agreement,  have  been  duly  authorized  by  all  necessary partnership,  corporate,  or trust proceedings and actions,  including,  without limitation,  action on the part of the directors, if the party is a corporation.
Certified  copies  of  any  corporate  or  other  resolutions  authorizing  this transaction shall be delivered at execution.

     6.04 Time limits. Time is of the essence in this Agreement. All time limits shall be strictly construed and rigidly enforced.

     6.05 No  Waiver.  A  failure  or delay  in the  enforcement  of the  rights detailed in this  Agreement  by either  party shall not  constitute  a waiver of rights or be deemed a basis for  estoppel.  The  "Parties"  may  exercise  their rights under this Agreement despite delay or failure to enforce those rights.

     6.06 Dispute or Contest. In the event that a dispute occurs or an action in law or equity arises out of the operation,  construction,  or  interpretation of this  Agreement,  the losing party shall bear the expense of attorney's fees and costs incurred by the prevailing party in the action.

     6.07 Paragraph Headings.  The paragraph headings used in this Agreement are descriptive only and shall have no legal force or affect whatever.

     6.08 Use of Pronouns.  The use of the neuter  singular  pronoun to refer to any party , described in this Agreement shall be deemed a proper  reference even though the party may be an individual, a partnership, a corporation,  or a group of two or  more  individuals,  partnerships  or  corporations.  The  grammatical changes required to make the provisions of the Agreement applicable to groups of
individuals,  corporations,   partnerships,  males  or  females  shall,  in  all
instances, be assumed as though in each case fully expressed.

     6.09 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas.  Any and all  obligations or payments are due and payable in Bell County, Texas.

     6.10  Severability.  If any  provision  of this  Agreement  shall,  for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable,  then the invalidity of the specific provision in this
Agreement  shall not be deemed to invalidate any other  provisions,  which other provisions  shall remain in full force and effect unless  removal of the invalid provision destroys the legitimate purposes of this Agreement, in which case this
Agreement shall be cancelled.

     6.11 Entire  Agreement.  This Agreement  represents the entire agreement by and between the "Parties" except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all "Parties".

     6.12 Performance Acceptance: "Owner" will review progress of developer on a weekly basis and sign-off on completed portions of the project.

                                 VII. ACCEPTANCE

     7.1 Acceptance Testing.  Unless otherwise agreed in writing,  acceptance of all  Products  shall be  conditional  upon those  Products  having  successfully completed  all  Acceptance  Tests  by the  agreed  date for  completion  and the
Developer  having  exercised its best efforts to perform all actions required by this Agreement as of such date.

     7.2 Acceptance -Milestone B
Following delivery of the Products to the Purchaser,  the Purchaser shall,  with the Developer's  assistance, operate the Software on its system for a period not to exceed ten (10) business days to determine whether

         7.2.1 The Software materially conforms to the Detailed Specifications
         7.2.2 The  Software is capable  of processing on a  repetitive  basis a variety of the Purchaser's actual data, without failure; and
         7.2.3 The  Documentation  for  the  Software  substantially  meets  the requirements of this Agreement.

     7.3 Successful Completion. If the Products successfully meet the Acceptance
Tests,  based upon  reasonable  judgment of pass or fail,  the Products shall be deemed to be accepted. In such case, the Acceptance: Date shall be the date that the Products  satisfactorily  complete  all of the  Acceptance  Tests  specified above.

     7 .4 Unsuccessful  Completion.  If the Products fail to meet the Acceptance
Tests,  the  Purchaser  shall  notify the  Developer of such failure in writing, specifying  in detail the manner in which the Products  have so failed,  and the
Developer  shall have twenty (20)  business  days after receipt of and notice to correct,  modify or improve the  Products so that they  conform to the  Detailed
Specifications.  Thereafter,  the Purchaser shall have ten (10) business days in which to re-conduct the Acceptance Tests specified above.  This process shall be repeated  as may be  necessary  until the  Products  are  deemed to be  accepted hereunder;  provided,  however,  that if the  Products  are not  accepted by the agreed date for completion (after due allowance for any delay on the part of the
Purchaser) then the Purchaser may take the actions specified in Clause 7.7.

     7.5  Constructive  Acceptance.  The Products will be deemed accepted in the event that the Purchaser:

         7.5.1 Unreasonably  delays  commencing Acceptance  testing.  A delay of seven  (7)  business days or greater  from the  date at which the
               Developer  advises the  Purchaser that the  Products are ready to commence Acceptance Testing shall be deemed unreasonable.
         7.5.2 Uses,  the Software which  is subject to  Acceptance  Testing for productive purposes prior to Acceptance, provided such use is not part of the Acceptance Testing; or
         7.5.3 Fails to  provide any  materials or resources reasonably required for Acceptance Testing.

     7.6 Notice of Acceptance.  If the Products satisfy the Acceptance Tests the
Purchaser will promptly confirm such satisfaction of the Acceptance Tests to the
Developer  in  writing  provided  that if such  notice is not given  within  the timeframe  specified  in Clause  7.2 the Tests  will be  deemed  passed  and the
Products accepted.

     7.7  Acceptance  Testing  Failure.  If the  Products  fail to  satisfy  the
Acceptance  tests within the period specified in Clause 7.2, then in addition to any other remedy, the Purchaser may elect to:

        7.7.1 Agree to an extension of time for the completion of the Acceptance
              Tests;
        7.7.2 Accept the Products upon terms acceptable to the Purchaser;
        7.7.3 Terminate this Agreement in accordance with Clause 3.02.

     Signed,  accepted,  and  agreed to on May 26th,  2000,  by the  undersigned
"Parties",  who  hereby  acknowledge  that they have  read and  understood  this
Agreement and the attachments thereto. The undersigned  "Parties" hereby execute this legal document voluntarily and of their own free will.

By /s/ Randal Leblanc
Name   Randal Leblanc
Title  President

By /s/ Dennis J. Bash
Name   Dennis J. Bash
Title  VP Operations

State of Texas
County of Bell

This instrument was acknowledged before me on June 5, 2000 by Dennis J. Bash,

Notary Public's Signature: /s/ M. Helen Salinas

/s/ M. Helen Salinas
Notary Public for the State of Texas

(SEAL)
My commission expires: 03/27/04

                                 Exhibit " A "

                            (Hardware Acquisitions)

Hewlett Packard NetServer LH4 Web Server (Quantity 4)

-  Hewlett Packard LH4R
-  Intel Pentium III Xeon 500MHZ 512KB L2
-  512MB 50ns ECC Buffered EDO DRAM
-  NetRaid 3S1 Raid Controller .
-  HP Hot Swappable 9.1 GB x4
-  HP Redundant RPS

Hewlett Packard NetServer LH4 Database Server (Quantity 4)

-  Hewlett Packard LH4R
-  Intel Pentium III Xeon 500MHZ 512KB L2
-  Intel Pentium III Xeon 500MHZ 512KB L2 Kit
-  1280MB 50NS ECC Buffered EDO DRAM
-  NetRaid 3S1 Raid Controller
-  HP Hot Swappable 9.1 GB x4
-  HP DDS-4 20/40 DA T Tape Drive
-  HP Redundant RPS

Cisco Systems (Quantity 2)

- CISCO Distributed Director 2501

                                   Exhibit "B"

                           (Compensation and Schedule)

The "Parties"  hereby  agree  to  the  following  compensation  contingent  upon
"Developer" performing according to the milestones contained herein.

Software Program Purchase    $180,000.00 USD
-  $90,000.00 USD at milestone (A)
-  $90,000.00 USD at milestone (B)

Incentive Program

-  $20,000.00 USD if completed within  61 days after execution of the Agreement by not later then July 21, 2000.

Milestones

 (A) date of execution of Agreement by the "Parties"
 (B) on completion of software development  and acceptance by "Owner", including
     Beta development of twelve (12) site templates.

Expenses:

"Owner" will pay developer's travel and lodging expense relative to this project provided owner requests specific travel.

Developer Service/Maintenance -Monthly Updates at billable rate on Exhibit "B"

-  24 hour live help to CommunicateNow.com Inc and Bizfinders.com for 90 days to commence upon final payment for milestone "B".
-  $80.00 USD per hour with a guaranteed minimum of 40 hours per month.
-  There will be minimum of .25 hours billed per incident.
-  Two (2)  separate   demonstrations   at   the   corporate   headquarters   of
   Bizfinders.com
-  Reasonable  and  necessary  modifications,  changes  to code and the software program

                                   Exhibit "C"

                               (Software Program )

All  software,  software  programs,  and  code  that  is  expressly  written for
CommunicateNow.corn will remain the property of CommunicateNow.corn Inc. and can not be  reproduced  without  written  permission  by  the  executive  branch  of
CommunicateNow  .corn Inc.  Software  will be installed  into  laptops  enabling business transaction developments without live outside support.

WEBSITES  (2)  CommunicateNow.corn   Inc.   and   Bizfinders.corn   (design  and
functions to be discussed  and  finalized  within two weeks of acceptance of the
Agreement)

Websites
-        Site design, developed by the "Parties"
-        Bizfinders.com search page and results pages from search
-        CommunicateNow.com web information site about company and products
-        Database supplied by CommunicateNow.com, Inc.
-        Functionality: search options, selection list, customizing
-        Templates: Designed to be used individually or in unlimited multiples
-        Basic Web page printed as flier
-        E-mail link for each Mini-website
-        Summary Sales Reports
-        Report back (auto) suggestions:
-        Number of  Sales (based on data entry downloads) calculated next level
-        Dollars in Commisions (Displays mtd and calculated for next level)
-        Messages from management
-        SQL Database Search Module- "This is the actual Search Function and it's Algorithm'

                                   Exhibit "C"
                                    Page -2-

Controls and Features

-  Administration Module for Website Control-
   "Controls all Operational Systems of Bizfinders.com Site"

Payroll Module Vendor Interface

-  Printout with Employee ID number to be provided to Payroll company

Billing Module Vendor Interface Billing Module

-  To be developed for the Billing company

Current application objective

- Develop an interfate that will allow a join between bizfinders client database and the Axiom business directory database and the ESRI mapping database.
- Design an appropriate database search function for bizfinders.com.
- Allow the clean printing of web pages selected through bizfinders.com

Software Development Specifications

"Developer"  win develop and  deliver application  software  per  the  following specifications

- Develop a point-of-sale data entry  application that will allow the collection of customer/prospect information on laptop computers.
- Develop an application that will allow salesperson to select a web page design format from a series of templates (up to 12) and three restaurant menus.  This
  template  selection  function   will  be  integrated  with  the  point-of-sale
  application. The template application will also provide a facility for accepting images from a digital camera.  These images can be positioned on the customer web page based on the type of template selected.
- Develop a facility that will allow a  salesperson to upload  customer/prospect information (through  an ftp process) from the  laptop computer to a  specific server site on a daily basis.
- Develop  a process that  will poll the ftp site for uploaded  data and build a database for the the collection of sales, billing and payroll data.
- Develop a  process to email a data receipt confirmation to  each  salesperson from  the  upload process.  This  process  would  include the  calculation  of salesperson  commissions  on  accepted customer  information  and  a  rejected information error report.
- Develop  a  process to  provide  payroll and billing information to respective third party software application vendors.

                                   Exhibit"C"

                                    Page -3-

Management reporting capabilities

- Basic web infonnation (number ofbits, etc.)
- Website Traffic Reporting  Module for hits,  to and from where,  and affiliate tracking "Tracks hits, page views, unique visitors, etc.
- Services  and  Sales Reporting Module  for sales (number,  where,  when, type, etc.) "Tracks quotas and trends
- MTD/YTD Sales Information by salesperson, territory and design type.
- MTD/YTD Commission Reporting

Items not included in this proposal:

- Shopping cart e-commerce applications for individual Mini-Websites
- Merchant account. Credit card processing ability
- Basic Shopping Cart Module with SQL Support - "Enables  merchants/customers to
  transact business   over the web:
- Merchant/Customer  Website   Control   Module - "Control  feature   sets   and
  operational  variable of  Mini-Web  Finer Sites:
- DataServer  Replication and Synchronization Module - keeps data Synchronized
- Automated date dump module- "Performs Back Ups of all data daily, and encrypts data for security"
- Anti-Hack  Module _ "A  special  security  agent  to  detect  and  report  all suspicious activity to operators"

                                  Exhibit "D"

Apri117, 2000

Anna Love
5820 Wilshire Blvd.
Suite 503
Los Angeles, California 90036

Dear Mrs. Love:

Thank you for  your interest in  the Communicate Now.com Inc. "back office". Per your request I am writing to supply you with more detail as to what the hardware and associated software must be able to do. As far as my vision goes, it is best summarized in the private placement memorandum,  a copy of which is included for your consideration.

Let me start with the project4ed growth  of the company.  Growth will need to be considered  since we  want to have hardware  and software that can scale up with demand. The following chart shows applicable projections.

Month      # of Sales    # Of lap top   # Customers     # Customers    # Customers       # Customers
Year            Reps.      computers    signed up/web  signed up/web   signed up/web    signed up/web
                            needed       ads sold @ 2   ads sold @ 3   ads sold @ 4      ads sold @ 5
                           (note I)        per day         per day        per day          per day
                                          (note 2)

June             25           50            1,082          1,623            2,164            2,706
July             50           25            2,165           3248            4,330            5,413
Aug.             75           25            3,247           4871            6,494            8,119
Sept            100           25            4,330           6495            8,660           10,825
Oct             150           50            6,495           9743           12,990           16,238
Nov.            200           50            8,600         12,990           17,200           21,650
Dec.            235           35           10,175         15,263           20,350           25,439
Jan.01          320           85           13,856         20,784           27,712           34,640
Feb             380           90           16,454         24,681           32,908           41,135
March           490          110           21,217         31,826           42,434           53,043
April           550           60           23,815         35,723           47,630           59,538
May             645           95           27,928         41,893           55,856           69,821
June            720           75           31,176         46,764           62,325           77,940
July            840          120           36,372         54,558           72,744           90,930
Aug.            900           60           38,970         58,455           76,780           97,425
Sept            960           60           41,568         62,325           83,136          103,920
Oct            1035           75           44,815         67,223           89,630          112,038
Nov            1145          110           49,578         74,368           99,156          123,946
Dec            1205           60           52,176         78,265          104,352          130,441
Jan.02         1280           75           55,424         83,136          110,848          138,560
Feb.           1355           75           58,671         88,007          117,342          146,679
March          1460          105           63,218         94,827          126,434          158,045
April          1535           75           66,249         99,698          132,498          166,164
May            1630           95           70,362        105,869          140,724          176,448
June           1655           25           71,445        107,492          142,890          179,154
July           1705           50           74,692        110,740          149,384          184,566
Aug.           1780           75           77,940        115,611          155,880          192,682
Sept           1855           75           81,187        120,482          162,374          200,804
Oct            1905           50           83,352        123,730          166,704          206,216
Nov.           1985           50           85,517        128,926          171,034          214,876
Dec.           2035           50           87,682        132,173          175,364          220,289

Note 1: Based upon # of reps hired/added each month
Note 2: Based upon 21.65 working days in a month

                                  Exhibit "D"

Our  business  plan  calls  for  direct  selling   of  advertising  as  well  as
gathering of data from customers, specifically, fax numbers, cell phone numbers, pager numbers, and email addresses. Based upon our focus group studies we expect that a sales person will be able to get in front of a decision maker at least 10 times each working day (21.65  working days in a month).  Here is what we expect to happen when a decision maker is presented to.

-  At  a  minimum the  sales person  will capture the additional  information as applicable to the business (fax numbers,  pager numbers,  cell phone numbers, and  email  address) This  information will  be added to the  data base at no charge,  so  each sales call/presentation should result in a down load to the server of basic  no charge data.  Therefore we need to pla n and expect  that the  server  will have 10  basic data down loads per sales person per working day.

-  We  expect to sell an  electronic display ad or mini web site  2-4  times per working day.  Therefore we need to plan and expect that  the server will have to capture these more complex  downloads per the projections in  the chart on page one.

Here is the vision of  what we are direct  selling and therefore what we need in the way of software and hardware:

- A  Internet  business  telephone  book/yellow page  site,  all  United  States
  Businesses with Map locator (date  base from Map Quest and Info  USA) Software requirement: how is  it hosted  in our  servers and it needs a search e ngine, needs to get updated with our captured data (cell phone numbers, fax numbers')
  our data needs to be identified as ours not Map Quest of buy data bases.
- The base level is no sale, no charge, just data capture
- The second level is a listing, which is  upgraded to High Lighted  bold (red?)
  with a more info  button that connects the  user to the customers existing web site. Software requirement:  Need to be able to manipulate the data  base line listing to high lighted bold and add the more info button/link to the existing web site.  All customers who  buy any level offering  will have a  highlighted bold line listing and the more info button/link  to their ad, mini-web site or full web site.  The high lighting  and link will be  done by the sales person, real time in the field and then downloaded to the server each night
- The third  level is the electronic display ad.  This is a  one-page ad that is printable in  8.5" by 11".  The ad will have all business information and drop in pictures. Software requirements: since the ad will be built on a lap top in front of the customer,  real time  we need  the templates  (aprox 12 graphics/
  templates).  Each template  must allow  for some  customization  (back  ground color, fonts,  picture location...)  and be printable creating a  sales flyer.
  Pictures  taken using  a digital  camera should be able to be dropped into the
  ad.
-  The  fourth level  is a  mini-web site.  It is the  above electronic display, multiple pages (up to 5) and printable to create a multi-page  flyer/brochure
  (menu...) that is customer changeable using a password. Software requirements:
   All of the above plus pass word protection customer changes via  the Internet access.
- The  fifth level is  a full electronic  commerce web  site hosted by us on our server. Software requirement: we need  to be able to build  and host  the site including secure payment service...

                                   Exhibit "D"

Other software requirements:

- Each night when the salesperson downloads  the sales we want .him to receive a notice  of how many  sales he has made,  how much money  he has made  thru the current download, how much more he needs to sell to get to the next level, and any messages etc we want to send to him.  This daily download process  will be the main method of communicating with the sales force.
- The server/software must talk to  the billing fulfillment center  for customer billing purpose.  No money will be collected in the field.  All customers will be billed after the sale. The server/software must talk to the payroll service for paycheck purpose.
- We need you to build the web site www.bizfmders  (domain name is registered to us and trademark is applied for).
- We need a corporate web site built for Communicate Now.com Inc. (trying to buy
  www.communicatenow.com)  and  we   have   the  domain   name   registered   as
  www.communicatenow-usa.com   as   well  as   www.communicatenow-aisa.com   and
  www.communicatenow-china.com.  The  trademark  application   is   pending  for
  Communicate Now.com Inc.
- The  actual  sales   presentation/lap  top   presentation  in  something  1ike
  Powerpoint  (Powerpoint takes to much drive spate  so we will need to write it in something else).

Anna,  this  is  highly  condensed  but  should  give you  the basic  vision.  I would like to go over this in more  detail  with you via phone when we both have some time. Charles just informed me he cannot come to California this week. I am still trying to get a schedule out of MG Securities  and as soon as I know where
I stand on making the closing  pitch to some of their big players I can schedule a time with you. I am planning to try to get to you on Wednesday or Thursday.

I  have  discussed  with  MG  the  fact  that I  want the  opportunity  to raise money on my own and with some other sources. Of course they want some points for turning loose of the whole deal but are willing to let this happen so if you and
Tina want to place some of the private  placement with your people I can work it out.

Please give me a call when you have time.

Sincerely,

David Hancock
President